Exhibit 99.1

FS Investments Closes Transaction with EIG

Investors Overwhelmingly Approve New Partnership

PHILADELPHIA, PA, and WASHINGTON, D.C. — April 9, 2018 — FS Investments (FS) and EIG Global Energy Partners (EIG) today announced the closing of their previously announced transaction to manage FS Energy and Power Fund (FSEP), the largest energy-focused BDC in the marketplace with $4.3 billion in assets under management.

Effective today, a partnership jointly owned by FS and EIG now provides investment advisory services to FSEP, which is able to participate in the same transactions alongside EIG’s other institutional funds and accounts.

“We are excited to enter the next phase of our partnership with EIG and continue working closely with their team to create long-term value for FSEP investors,” said Michael Forman, Chairman and Chief Executive Officer of FS. “EIG’s scale, global reach, and singular focus on energy investing will provide expanded opportunities to reposition the FSEP portfolio and enhance performance as we work toward a liquidity event for our investors. We’re looking forward to realizing the many benefits of our partnership in the months and years ahead.”

“Today marks an exciting moment for EIG and FS, as we officially launch our partnership and seek to enhance FSEP’s existing portfolio and investor returns,” said William Sonneborn, President of EIG.  “With the close of this transaction, EIG will manage approximately $22 billion, which provides scale to offer differentiated financing solutions to global energy and infrastructure companies and projects.  We look forward to leveraging our combined strengths to drive a higher quality, quantity, and diversity of privately originated investments. “

FS Investments and GSO Capital Partners (GSO) have concluded their relationship with respect to all of FS Investments’ sponsored funds that were sub-advised by GSO.

About FS Investments

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth and focuses on setting industry standards for investor protection, education and transparency.

FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC. Visit fsinvestments.com to learn more.

About EIG

EIG Global Energy Partners specializes in private investments in energy and energy-related infrastructure on a global basis and has $17.7 billion under management as of December 31, 2017. Since 1982, EIG has been one of the leading providers of institutional capital to the global energy industry, providing financing solutions across the balance sheet for companies and projects in the oil and gas, midstream, infrastructure, power and renewables sectors globally. EIG has invested over $25 billion in more than 320 portfolio investments in 36 countries. EIG is headquartered in Washington, D.C., with offices in Houston, London, Sydney, Rio de Janeiro, Hong Kong and Seoul. For more information, please visit www.eigpartners.com.

Contact Information:

Media (FS Investments)

Marc Yaklofsky or Kate Beers

media@fsinvestments.com

215-495-1174

Media (EIG)

Sard Verbinnen

Robert Rendine or Brandon Messina

212-687-8080

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance or operations of FSEP. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSEP makes with the U.S. Securities and Exchange Commission. FSEP undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.